Exhibit (j)(1)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors of Pilgrim SmallCap Opportunities Fund:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                                  /s/ KPMG LLP

Los Angeles, California
September 28, 2001